Exhibit 99.1

news

1350 East Newport Center Drive, Suite 201, Deerfield Beach, FL 33442 • 954/429-1500 • 954/429-1506

FOR IMMEDIATE RELEASE	SYMBOL: DEVC
Tuesday, March 1, 2005	TRADED: Nasdaq

DEVCON COMPLETES PURCHASE OF ADELPHIA COMMUNICATIONS CORPORATION

ELECTRONIC SECURITY SERVICES ASSETS

DEERFIELD BEACH, Fla., Mar. 1—Devcon International Corp. (NASDAQ: DEVC) today announced that, through Devcon Security Services Corp. (DSS), one of its indirect wholly owned subsidiaries, it completed the acquisition of certain net assets of the electronic security services operation of Adelphia Communications Corporation for $40.2 million in cash based substantially upon estimated contractually recurring monthly revenue of approximately $1.15 million.

The electronic security services operation assets acquired include a modern, full-service monitoring center located in Naples, Florida, from which more than 57,000 subscribers’ homes and businesses are monitored. The operation has sales and services offices in Boca Raton, Bonita Springs, Miami, Naples, Orlando and Tampa, Florida as well as in Buffalo, New York.

DSS and its direct parent, Devcon Security Holdings, Inc., financed this acquisition through available cash and a $35 million senior secured revolving credit facility provided by CIT Financial USA, Inc.

Stephen J. Ruzika, President of Devcon and DSS, said, “The acquisition of Adelphia’s security services operation makes DSS a leader in the Florida electronic security services market and will serve as our platform from which we will deliver customer focused security services to businesses, large and small, as well as to the ever-expanding residential market.”

About Devcon

Devcon has three operating divisions and an operating joint venture. The Security Services Division provides electronic security services to commercial and residential customers in selected Florida markets. The Construction Division dredges harbors, builds marine facilities, constructs golf courses and prepares residential, commercial and industrial sites, primarily in the Bahamas and the eastern Caribbean. The Materials Division produces and distributes crushed stone, ready-mix concrete and concrete block in the eastern Caribbean with principal operations on St. Croix and St. Thomas in the U.S. Virgin Islands, on St. Maarten in the Netherlands Antilles, on St. Martin in the French West Indies, on Puerto Rico, and on Antigua in the independent nation of Antigua and Barbuda. DevMat, an 80-percent-owned joint venture, was formed in 2003 to build, own and operate fresh water, waste water treatment and power systems.

Forward-Looking Statement

This press release may contain statements, which are not historical facts and are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain projections of Devcon’s future results of operations, financial position or state other

MORE . . .

PAGE 2 / DEVCON COMPLETES PURCHASE OF SECURITY SERVICES ASSETS

forward-looking information. In some cases you can identify these statements by forward looking words such as “anticipate”, “believe”, “could”, estimate”, “expect”, “intend”, “may”, “should”, “will”, and “would” or similar words. You should not rely on forward-looking statements because Devcon’s actual results may differ materially from those indicated by these forward looking statements as a result of a number of important factors. These factors include, but are not limited to: general economic and business conditions; our business strategy for expanding our presence in our industry; anticipated trends in our financial condition and results of operation; the impact of competition and technology change; existing and future regulations effecting our business, and other risks and uncertainties discussed under the heading “Risks Related to our Business” in Devcon’s Form 10-K report for the period ending December 31, 2003 as filed with the Securities and Exchange Commission, and other reports Devcon files from time to time with the Securities and Exchange Commission. Devcon does not intend to and undertakes no duty to update the information contained in this press release.

#####

FOR MORE INFORMATION:	Stephen J. Ruzika, President
Devcon International Corp.
954/429-1500
-or-
Investor Relations Consultants
727/781-5577 or E-mail: devc@mindspring.com